EXHIBIT 99

For Immediate Release

August 3, 2021

Cummins Reports Second Quarter 2021 Results

•Second quarter revenues of $6.1 billion; GAAP1 Net Income of $600 million.
•Second quarter EBITDA of 15.9 percent; Diluted EPS of $4.10.
•The company is maintaining its full year 2021 revenue guidance to be up 20 to 24 percent.
•EBITDA is expected to be in the range of 15.5 to 16.0 percent; consistent with prior guidance.
•Cummins is also announcing the exploration of strategic alternatives for its filtration business. Potential strategic alternatives to be explored include the separation of the Cummins Filtration business unit into a stand-alone company.

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported results for the second quarter of 2021.

Second quarter revenues of $6.1 billion increased 59 percent from the same quarter in 2020. Sales in North America increased 74 percent while international revenues increased 42 percent driven by strong demand across all global markets compared to the same quarter in 2020, which was impacted significantly by the pandemic. Currency positively impacted sales by 3 percent primarily due to a weaker US dollar.

“Strong demand across many of our key markets drove continued sales growth in the second quarter, particularly in North America, and resulted in solid profitability,” said Chairman and CEO Tom Linebarger. “The strength of the order board reflects robust underlying demand in many of our markets which is remarkable considering the challenges and uncertainty we faced during this same period last year. I cannot thank our employees and the employees of our supply base enough for their unwavering contributions during these challenging times given the significant supply chain constraints we continue to experience in our industry.”

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the second quarter were $974 million (15.9 percent of sales), compared to $549 million (14.3 percent of sales) a year ago.

Net income attributable to Cummins in the second quarter was $600 million ($4.10 per diluted share) compared to $276 million ($1.86 per diluted share) in 2020. The tax rate in the second quarter was 21.4 percent including $7 million, or $0.05 per share, of unfavorable discrete items.

Cummins is also announcing today its exploration of strategic alternatives for its Filtration business unit. Potential strategic alternatives to be explored include the separation of the business into a stand-alone company.

Cummins Filtration, founded by Cummins in 1958, is a recognized leader in the filtration space, with a strong technological base of expertise and patents. Cummins Filtration has grown consistently, and as an independent company, would have the opportunity to accelerate growth as it further diversifies into new products and end markets. Cummins Filtration is a premier filtration platform with a broad portfolio of products for use in on-highway, heavy, medium, and light-duty trucks, off -highway industrial equipment, and power generation systems. The business benefits from a large installed base with comprehensive aftermarket coverage driving recurring revenue and cash flow visibility; and has a leading global footprint across many key regions; including North America, India, and China. Cummins Filtration is well-positioned for continued growth, sustained margin performance, and strong free cash flow generation. In 2020, the business had sales of approximately $1.2 billion.

The Cummins Board, along with management, believes a separation could realize value for Cummins and its stakeholders by, among other things, unlocking value for shareholders, enabling further enhanced focus on key strategic initiatives and empowering continued innovation in core and new technologies to power a more prosperous world. The Cummins Board and management also believe that a separation could simultaneously result in material benefits for Cummins Filtration, including:

•Sharpened strategic focus
•Increased operating flexibility and resources to capitalize on growth opportunities
•Tailored capital allocation focused solely on Cummins Filtration’s growth and value creation strategy
•Enhanced value for Cummins Filtration’s employees, customers, and other stakeholders.

Chairman and CEO Tom Linebarger stated, “Cummins Filtration is a technology leader with global presence and significant runway for continued growth. We expect that the strategic alternatives we are considering will result in enhanced value for our stakeholders, and position Cummins Filtration to take advantage of enhanced opportunities to invest in organic and inorganic growth.”

The execution of this exploration process is dependent upon business and market conditions, along with a number of other factors and considerations.

2021 Outlook:
Based on the current forecast, Cummins maintains its full year 2021 revenue guidance of up 20 to 24 percent versus last year. EBITDA is expected to be in the range of 15.5 to 16.0 percent and the Company expects to return 75 percent of Operating Cash Flow to shareholders in 2021 in the form of dividends and share repurchases.

Any expenses outside of the normal course of business associated with the evaluation of strategic alternatives for the Filtration business have been excluded from the outlook provided.

Second Quarter 2021 Highlights:

•The company released the 18th annual Sustainability Progress report, highlighting the performance versus Cummins’ 2020 environmental goals and continued pursuit of carbon neutrality through the PLANET 2050 environmental sustainability strategy. For the first time, the report includes the racial and ethnic makeup of Cummins’ U.S. workforce. The company also posted its first report aligned to the Taskforce on Climate-Related Financial Disclosures.
•Cummins and Iberdrola announced an agreement to partner together to accelerate the growth of business opportunities in the electrolyzer market of Iberia, promoting the green hydrogen value chain.

The alliance helps to position Cummins as a leading supplier of electrolyzer systems for large-scale projects in Iberia and Iberdrola as a leading developer of electrolyzer projects and hydrogen supplier to final industrial customers. In addition to the commercial partnership, Cummins announced plans for one of the world’s largest electrolyzer plants, which is scalable to more than 1GW per year, and will be located in Castilla-La Mancha, Spain.
•Cummins has signed a Letter of Intent for Cummins to acquire a 50% equity interest in Momentum Fuel Technologies from Rush Enterprises. The joint venture between Rush Enterprises and Cummins will produce Cummins-branded natural gas fuel delivery systems for the commercial vehicle market in North America, combining the strengths of Momentum Fuel Technologies’ compressed natural gas (CNG) fuel delivery systems, Cummins’ powertrain expertise, and the engineering and support infrastructure of both companies.
•The Company began testing of a hydrogen-fuel internal combustion engine, taking another step forward in advancing zero carbon technology. The proof-of-concept test is building on Cummins’ existing technology leadership in gaseous-fuel applications and powertrain leadership to create new power solutions that help customers meet the energy and environmental needs of the future.
•Carla Harris was named to the Board of Directors, bringing over 30 years of experience in investment banking, equity capital markets, equity private placements, and initial public offerings. Ms. Harris brings both the current number of women and the current number of ethnically diverse people on the board to five.
•In May, Cummins was named to the 2021 Best Corporate Citizen list, which ranks companies on their performance in addressing climate change, the environment, financial matters, governance, human rights, stakeholders and society, workforce issues and more.

Second quarter 2021 detail (all comparisons to same period in 2020):

Engine Segment

•Sales - $2.5 billion, up 75 percent
•Segment EBITDA - $402 million, or 16.1 percent of sales, compared to $150 million or 10.5 percent of sales
•On-highway revenues increased 104 percent driven by strong demand in the North American truck and pickup markets and off-highway revenues increased 10 percent driven by strong demand in international construction markets
•Sales increased 104 percent in North America and 26 percent in international markets

Distribution Segment

•Sales - $1.9 billion, up 20 percent
•Segment EBITDA - $201 million, or 10.5 percent of sales, compared to $160 million or 10.0 percent of sales
•Revenues in North America increased 18 percent and international sales increased by 22 percent
•Demand increased across the power generation and engine markets in addition to parts and service compared to last year which was impacted significantly by the pandemic.

Components Segment

•Sales - $2.0 billion, up 73 percent
•Segment EBITDA - $301 million, or 15.1 percent of sales, compared to $141 million or 12.3 percent of sales
•Revenues in North America increased by 108 percent and international sales increased by 46 percent

Power Systems Segment

•Sales - $1.1 billion, up 47 percent
•Segment EBITDA - $139 million, or 12.2 percent of sales, compared to $91 million, or 11.7 percent of sales
•Power generation revenues increased by 54 percent driven by growth in recreational vehicle and datacenter markets while industrial revenues increased 37 percent due to stronger demand in mining markets

New Power Segment

•Sales - $24 million, up 140 percent
•Segment EBITDA loss - $60 million
•Revenues increased due to greater demand in transit and school bus markets in addition to the shipments of fuel cell systems to the rail market. Electrolyzer revenue decreased driven by timing of commissioning of projects.
•Costs associated with the development of fuel cells and electrolyzers as well as products to support battery electric vehicles are contributing to EBITDA losses

1 Generally Accepted Accounting Principles

About Cummins Inc.
Cummins Inc., a global power leader, is a corporation of complementary business segments that design, manufacture, distribute and service a broad portfolio of power solutions. The company’s products range from diesel, natural gas, electric and hybrid powertrains and powertrain-related components including filtration, aftertreatment, turbochargers, fuel systems, controls systems, air handling systems, automated transmissions, electric power generation systems, batteries, electrified power systems, hydrogen generation and fuel cell products. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 57,825 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment and equality of opportunity. Cummins serves its customers online, through a network of company-owned and independent distributor locations, and through thousands of dealer locations worldwide and earned about $1.8 billion on sales of $19.8 billion in 2020. To learn more about Cummins visit cummins.com.

Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: any adverse results of our internal review into our emissions certification process and compliance with emission standards; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; policy changes in international trade; the U.K.'s exit from the European Union; changes in taxation; global legal and ethical compliance costs and risks; increasingly stringent environmental laws and regulations; future bans or limitations on the use of diesel-powered products; supply shortages and supplier financial risk, particularly from any of our single-sourced suppliers, including suppliers that may be impacted by the COVID-19 pandemic; market slowdown due to the impacts from the COVID-19 pandemic, other public health crises, epidemics or pandemics; impacts to manufacturing and supply chain abilities from an extended shutdown or disruption of our operations due to the COVID-19 pandemic; aligning our capacity and production with our demand, including impacts of COVID-19; large truck manufacturers and original equipment manufacturers customers discontinuing outsourcing their engine supply needs or experiencing financial distress, particularly related to the COVID-19 pandemic, bankruptcy or change in control; a slowdown in infrastructure development and/or depressed commodity prices; failure to realize expected results from our investment in Eaton Cummins Automated Transmission Technologies joint venture; the actions of, and income from, joint ventures and other investees that we do not directly control; product recalls; the development of new technologies that reduce demand for our current products and services; lower than expected acceptance of new or existing products or services; variability in material and commodity costs; product liability claims; our sales mix of products; protection and validity of our patent and other intellectual property rights; disruptions in global credit and financial markets as the result of the COVID-19 pandemic; labor relations or work stoppages; reliance on our executive leadership team and other key personnel; climate change and global warming; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions; exposure to potential security breaches or other disruptions to our information technology systems and data security; political, economic and other risks from operations in numerous countries; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; foreign currency exchange rate changes; the performance of our pension plan assets and volatility of discount rates, particularly those related to the sustained slowdown of the global economy due to the COVID-19 pandemic; the price and availability of energy; the outcome of pending and future litigation and governmental proceedings; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2020 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.

Presentation of Non-GAAP Financial Information
EBITDA is a non-GAAP measure used in this release and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.

Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended
In millions, except per share amounts	July 4, 2021	June 28, 2020
NET SALES	$6,111	$3,852
Cost of sales	4,633	2,962
GROSS MARGIN	1,478	890
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	600	470
Research, development and engineering expenses	276	189
Equity, royalty and interest income from investees	137	115
Other operating expense, net	(4)	(10)
OPERATING INCOME	735	336
Interest expense	29	23
Other income, net	73	49
INCOME BEFORE INCOME TAXES	779	362
Income tax expense	167	93
CONSOLIDATED NET INCOME	612	269
Less: Net income (loss) attributable to noncontrolling interests	12	(7)
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$600	$276

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$4.14	$1.87
Diluted	$4.10	$1.86

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	145.1	147.6
Diluted	146.5	148.0

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Six months ended
In millions, except per share amounts	July 4, 2021	June 28, 2020
NET SALES	$12,203	$8,863
Cost of sales	9,239	6,679
GROSS MARGIN	2,964	2,184
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	1,174	1,016
Research, development and engineering expenses	536	427
Equity, royalty and interest income from investees	303	244
Other operating expense, net	(12)	(15)
OPERATING INCOME	1,545	970
Interest expense	57	46
Other income, net	74	93
INCOME BEFORE INCOME TAXES	1,562	1,017
Income tax expense	339	220
CONSOLIDATED NET INCOME	1,223	797
Less: Net income attributable to noncontrolling interests	20	10
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$1,203	$787

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$8.24	$5.30
Diluted	$8.16	$5.29

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	146.0	148.4
Diluted	147.4	148.8

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

In millions, except par value	July 4, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$2,481	$3,401
Marketable securities	438	461
Total cash, cash equivalents and marketable securities	2,919	3,862
Accounts and notes receivable, net	4,132	3,820
Inventories	4,076	3,425
Prepaid expenses and other current assets	804	790
Total current assets	11,931	11,897
Long-term assets
Property, plant and equipment, net	4,174	4,255
Investments and advances related to equity method investees	1,494	1,441
Goodwill	1,291	1,293
Other intangible assets, net	942	963
Pension assets	1,096	1,042
Other assets	1,680	1,733
Total assets	$22,608	$22,624

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$3,172	$2,820
Loans payable	54	169
Commercial paper	200	323
Accrued compensation, benefits and retirement costs	569	484
Current portion of accrued product warranty	661	674
Current portion of deferred revenue	805	691
Other accrued expenses	1,086	1,112
Current maturities of long-term debt	57	62
Total current liabilities	6,604	6,335
Long-term liabilities
Long-term debt	3,620	3,610
Pensions and other postretirement benefits	617	630
Accrued product warranty	674	672
Deferred revenue	828	840
Other liabilities	1,472	1,548
Total liabilities	$13,815	$13,635

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.5 and 222.4 shares issued	$2,405	$2,404
Retained earnings	16,228	15,419
Treasury stock, at cost, 78.8 and 74.8 shares	(8,838)	(7,779)
Accumulated other comprehensive loss	(1,929)	(1,982)
Total Cummins Inc. shareholders’ equity	7,866	8,062
Noncontrolling interests	927	927
Total equity	$8,793	$8,989
Total liabilities and equity	$22,608	$22,624

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended
In millions	July 4, 2021	June 28, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$612	$269
Adjustments to reconcile consolidated net income to net cash provided by (used in) operating activities
Depreciation and amortization	167	165
Deferred income taxes	9	—
Equity in income of investees, net of dividends	22	(46)
Pension and OPEB expense	21	27
Pension contributions and OPEB payments	(17)	(22)
Share-based compensation expense	10	8
Restructuring payments	(1)	(33)
Gain on corporate owned life insurance	(20)	(21)
Foreign currency remeasurement and transaction exposure	9	(5)
Changes in current assets and liabilities
Accounts and notes receivable	43	63
Inventories	(292)	(53)
Other current assets	6	16
Accounts payable	(88)	(391)
Accrued expenses	193	(101)
Changes in other liabilities	(34)	171
Other, net	(24)	(69)
Net cash provided by (used in) operating activities	616	(22)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(125)	(77)
Investments in internal use software	(11)	(13)
Proceeds from sale of land	20	—
Investments in and advances to equity investees	34	(10)
Investments in marketable securities—acquisitions	(219)	(169)
Investments in marketable securities—liquidations	174	159
Cash flows from derivatives not designated as hedges	(2)	(28)
Other, net	8	3
Net cash used in investing activities	(121)	(135)

CASH FLOWS FROM FINANCING ACTIVITIES
Net (payments) borrowings of commercial paper	(117)	410
Payments on borrowings and finance lease obligations	(17)	(15)
Net payments under short-term credit agreements	—	(21)
Dividend payments on common stock	(197)	(193)
Repurchases of common stock	(672)	—
Proceeds from issuing common stock	8	19
Other, net	18	26
Net cash (used in) provided by financing activities	(977)	226
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	5	(9)
Net (decrease) increase in cash and cash equivalents	(477)	60
Cash and cash equivalents at beginning of period	2,958	1,691
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,481	$1,751

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Six months ended
In millions	July 4, 2021	June 28, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$1,223	$797
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	337	333
Deferred income taxes	17	(11)
Equity in income of investees, net of dividends	(114)	(124)
Pension and OPEB expense	41	54
Pension contributions and OPEB payments	(68)	(82)
Share-based compensation expense	18	12
Restructuring payments	(1)	(81)
Loss (gain) on corporate owned life insurance	12	(38)
Foreign currency remeasurement and transaction exposure	10	(2)
Changes in current assets and liabilities
Accounts and notes receivable	(331)	170
Inventories	(628)	(224)
Other current assets	(18)	95
Accounts payable	377	(220)
Accrued expenses	169	(422)
Changes in other liabilities	(34)	199
Other, net	(55)	(99)
Net cash provided by operating activities	955	357

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(212)	(152)
Investments in internal use software	(22)	(21)
Proceeds from sale of land	20	—
Investments in and advances to equity investees	10	(17)
Investments in marketable securities—acquisitions	(362)	(285)
Investments in marketable securities—liquidations	381	254
Cash flows from derivatives not designated as hedges	12	(22)
Other, net	27	9
Net cash used in investing activities	(146)	(234)

CASH FLOWS FROM FINANCING ACTIVITIES
Net (payments) borrowings of commercial paper	(123)	1,367
Payments on borrowings and finance lease obligations	(33)	(25)
Net (payments) borrowings under short-term credit agreements	(102)	4
Distributions to noncontrolling interests	(13)	(13)
Dividend payments on common stock	(394)	(388)
Repurchases of common stock	(1,090)	(550)
Proceeds from issuing common stock	26	32
Other, net	7	33
Net cash (used in) provided by financing activities	(1,722)	460
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(7)	39
Net (decrease) increase in cash and cash equivalents	(920)	622
Cash and cash equivalents at beginning of year	3,401	1,129
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,481	$1,751

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Distribution	Components	Power Systems	New Power	Total Segments	Intersegment Eliminations (1)	Total
Three months ended July 4, 2021
External sales	$1,920	$1,913	$1,556	$699	$23	$6,111	$—	$6,111
Intersegment sales	571	7	438	444	1	1,461	(1,461)	—
Total sales	2,491	1,920	1,994	1,143	24	7,572	(1,461)	6,111
Research, development and engineering expenses	99	12	79	60	26	276	—	276
Equity, royalty and interest income (loss) from investees	104	15	12	9	(3)	137	—	137
Interest income	1	2	1	1	—	5	—	5
EBITDA (2)	402	201	301	139	(60)	983	(9)	974
Depreciation and amortization (3)	50	30	46	33	7	166	—	166

EBITDA as a percentage of segment sales	16.1%	10.5%	15.1%	12.2%	NM	13.0%		15.9%

Three months ended June 28, 2020
External sales	$937	$1,601	$876	$428	$10	$3,852	$—	$3,852
Intersegment sales	486	4	274	349	—	1,113	(1,113)	—
Total sales	1,423	1,605	1,150	777	10	4,965	(1,113)	3,852
Research, development and engineering expenses	65	4	55	41	24	189	—	189
Equity, royalty and interest income (loss) from investees	84	11	12	9	(1)	115	—	115
Interest income	1	1	1	1	—	4	—	4
EBITDA (2)	150	160	141	91	(38)	504	45	549
Depreciation and amortization (3)	51	30	47	32	4	164	—	164

EBITDA as a percentage of segment sales	10.5%	10.0%	12.3%	11.7%	NM	10.2%		14.3%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three months ended July 4, 2021 and June 28, 2020.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests.
(3) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as "Interest expense." A portion of depreciation expense is included in "Research, development and engineering expenses."

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Distribution	Components	Power Systems	New Power	Total Segments	Intersegment Eliminations (1)	Total
Six months ended July 4, 2021
External sales	$3,815	$3,740	$3,280	$1,311	$57	$12,203	$—	$12,203
Intersegment sales	1,135	15	866	854	2	2,872	(2,872)	—
Total sales	4,950	3,755	4,146	2,165	59	15,075	(2,872)	12,203
Research, development and engineering expenses	191	25	154	117	49	536	—	536
Equity, royalty and interest income from investees	217	32	31	21	2	303	—	303
Interest income	4	3	2	2	—	11	—	11
EBITDA (2)	756	361	722	265	(111)	1,993	(39)	1,954
Depreciation and amortization (3)	101	60	94	68	12	335	—	335

EBITDA as a percentage of total sales	15.3%	9.6%	17.4%	12.2%	NM	13.2%		16.0%

Six months ended June 28, 2020
External sales	$2,516	$3,408	$1,991	$928	$20	$8,863	$—	$8,863
Intersegment sales	1,065	11	661	733	—	2,470	(2,470)	—
Total sales	3,581	3,419	2,652	1,661	20	11,333	(2,470)	8,863
Research, development and engineering expenses	145	11	123	95	53	427	—	427
Equity, royalty and interest income (loss) from investees	162	32	33	18	(1)	244	—	244
Interest income	5	2	2	2	—	11	—	11
EBITDA (2)	515	318	420	168	(81)	1,340	55	1,395
Depreciation and amortization (3)	104	61	95	64	8	332	—	332

EBITDA as a percentage of total sales	14.4%	9.3%	15.8%	10.1%	NM	11.8%		15.7%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the six months ended July 4, 2021 and June 28, 2020.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests.
(3) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as "Interest expense." The amortization of debt discount and deferred costs was $2 million and $1 million for the six months ended July 4, 2021 and June 28, 2020, respectively. A portion of depreciation expense is included in "Research, development and engineering expenses."

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

A reconciliation of our segment information to the corresponding amounts in the Condensed Consolidated Statements of Net Income is shown in the table below:

	Three months ended		Six months ended
In millions	July 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020
EBITDA	$974	$549	$1,954	$1,395
Less:
Interest expense	29	23	57	46
Depreciation and amortization	166	164	335	332
INCOME BEFORE INCOME TAXES	779	362	1,562	1,017
Less: Income tax expense	167	93	339	220
CONSOLIDATED NET INCOME	612	269	1,223	797
Less: Net income (loss) attributable to noncontrolling interests	12	(7)	20	10
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$600	$276	$1,203	$787

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES

Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended		Six months ended
In millions	July 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020
Manufacturing entities
Beijing Foton Cummins Engine Co., Ltd.	$46	$34	$85	$51
Dongfeng Cummins Engine Company, Ltd.	21	26	52	34
Chongqing Cummins Engine Company, Ltd.	10	11	20	20
All other manufacturers	29	23	90	78	(1)
Distribution entities
Komatsu Cummins Chile, Ltda.	9	7	15	17
All other distributors	1	—	4	—
Cummins share of net income	116	101	266	200
Royalty and interest income	21	14	37	44
Equity, royalty and interest income from investees	$137	$115	$303	$244

(1) Includes $37 million in favorable adjustments related to tax changes within India's 2020-2021 Union Budget of India (India Tax Law Changes) passed in March 2020.

INCOME TAXES
Our effective tax rate for 2021 is expected to approximate 21.5 percent (lowered one percentage point), excluding any discrete items that may arise.
Our effective tax rates for the three and six months ended July 4, 2021, were 21.4 percent and 21.7 percent, respectively.
The three months ended July 4, 2021, contained unfavorable discrete items of $7 million or $0.05 per share, primarily due to a $10 million unfavorable statutory change in tax rates, mostly in the UK, partially offset by $3 million of other favorable discrete items.
The six months ended July 4, 2021, contained unfavorable discrete items of $3 million or $0.02 per share, primarily due to a $10 million unfavorable statutory change in tax rates, mostly in the UK, partially offset by $7 million of other favorable discrete items.

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Reconciliation of Non GAAP measures - Earnings before interest, income taxes, depreciation and amortization and noncontrolling interests (EBITDA)
We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors.
EBITDA is not in accordance with, or an alternative for, accounting principles generally accepted in the United States (GAAP) and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in the Condensed Consolidated Statements of Net Income. Below is a reconciliation of “Net income attributable to Cummins Inc.” to EBITDA for each of the applicable periods:

	Three months ended		Six months ended
In millions	July 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020
Net income attributable to Cummins Inc.	$600	$276	$1,203	$787

Net income attributable to Cummins Inc. as a percentage of net sales	9.8%	7.2%	9.9%	8.9%

Add:
Net income (loss) attributable to noncontrolling interests	12	(7)	20	10
Consolidated net income	612	269	1,223	797

Add:
Interest expense	29	23	57	46
Income tax expense	167	93	339	220
Depreciation and amortization	166	164	335	332
EBITDA	$974	$549	$1,954	$1,395

EBITDA as a percentage of net sales	15.9%	14.3%	16.0%	15.7%

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2021
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$827	$839	$—	$—	$1,666
Medium-duty truck and bus	674	688	—	—	1,362
Light-duty automotive	481	484	—	—	965
Off-highway	477	480	—	—	957
Total sales	$2,459	$2,491	$—	$—	$4,950

2020
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$750	$415	$694	$789	$2,648
Medium-duty truck and bus	618	391	492	565	2,066
Light-duty automotive	353	180	522	492	1,547
Off-highway	437	437	404	483	1,761
Total sales	$2,158	$1,423	$2,112	$2,329	$8,022

Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2021
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	30,700	29,400	—	—	60,100
Medium-duty	73,100	67,500	—	—	140,600
Light-duty	68,500	68,100	—	—	136,600
Total units	172,300	165,000	—	—	337,300

2020
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	25,800	15,900	23,300	27,500	92,500
Medium-duty	61,200	44,900	50,100	64,700	220,900
Light-duty	49,400	29,800	67,200	69,400	215,800
Total units	136,400	90,600	140,600	161,600	529,200

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2021
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$757	$765	$—	$—	$1,522
Power generation	418	454	—	—	872
Engines	334	351	—	—	685
Service	326	350	—	—	676
Total sales	$1,835	$1,920	$—	$—	$3,755

2020
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$787	$654	$722	$768	$2,931
Power generation	376	377	416	523	1,692
Engines	323	277	279	371	1,250
Service	328	297	304	334	1,263
Total sales	$1,814	$1,605	$1,721	$1,996	$7,136

Component Segment Sales by Business
Sales for our Components segment by business were as follows:

2021
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$1,035	$882	$—	$—	$1,917
Filtration	372	374	—	—	746
Turbo technologies	367	351	—	—	718
Electronics and fuel systems	263	241	—	—	504
Automated transmissions	115	146	—	—	261
Total sales	$2,152	$1,994	$—	$—	$4,146

2020
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$664	$472	$665	$831	$2,632
Filtration	312	255	314	351	1,232
Turbo technologies	270	216	281	331	1,098
Electronics and fuel systems	174	164	187	229	754
Automated transmissions	82	43	94	89	308
Total sales	$1,502	$1,150	$1,541	$1,831	$6,024

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Power Systems Segment Sales by Product Line and Unit Shipments by Engine Classification
Sales for our Power Systems segment by product line were as follows:

2021
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$611	$655	$—	$—	$1,266
Industrial	324	399	—	—	723
Generator technologies	87	89	—	—	176
Total sales	$1,022	$1,143	$—	$—	$2,165

2020
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$519	$424	$601	$623	$2,167
Industrial	296	291	309	292	1,188
Generator technologies	69	62	71	74	276
Total sales	$884	$777	$981	$989	$3,631

High-horsepower unit shipments by engine classification were as follows:

2021
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,100	1,800	—	—	3,900
Industrial	1,000	1,200	—	—	2,200
Total units	3,100	3,000	—	—	6,100

2020
Units	Q1	Q2	Q3	Q4	YTD
Power generation	1,800	1,000	2,300	2,600	7,700
Industrial	1,000	1,000	1,200	1,100	4,300
Total units	2,800	2,000	3,500	3,700	12,000